Exhibit 99.1

Century Reports First Quarter 2011 Earnings

MONTEREY, CA. May 3, 2011 -- Century Aluminum Company (NASDAQ:CENX) today reported net income of $25.0 million ($0.25 per basic and diluted share) for the first quarter of 2011. Financial results were negatively impacted by a mark-to-market loss on forward contracts of $4.8 million, primarily related to LME price protection options. Changes to the Century of West Virginia retiree medical benefits program increased quarterly results by $9.4 million with an associated discrete tax benefit of $2.1 million. Cost of sales for the quarter includes a $6.4 million charge for the restart of a curtailed potline at the Hawesville, KY smelter.

For the first quarter of 2010, Century reported net income of $6.3 million ($0.06 per basic and diluted share). Cost of sales for the quarter included a $15.5 million net after-tax charge for the portion of power costs at Hawesville payable by the previous power supplier per the terms of the power agreement.

Sales for the first quarter of 2011 were $326.3 million, compared with $285.4 million for the first quarter of 2010. Shipments of primary aluminum for the 2011 first quarter were 144,178 tonnes, compared with 144,677 tonnes shipped in the year-ago quarter.

"Over the last several months we have witnessed a continuation of the generally attractive market conditions with which the year began," remarked Logan W. Kruger, President and Chief Executive Officer.  "Industrial activity, driven by increasing consumer wealth, remains strong in China, India and other rapidly developing countries.  Regional premiums for metal are at or near record levels, reflecting tight market conditions due to a variety of factors.  On the supply side, the environment has become less conducive for the construction of new capacity, especially in those regions which have provided most of the recent growth in our sector.  We are closely monitoring inflationary pressures and geopolitical conditions, both of which represent short and longer-term risks that are difficult to assess.  On balance, we are reasonably optimistic with regard to market conditions in the foreseeable future."

"We made good progress this quarter," continued Mr. Kruger.  "The team at Hawesville successfully restarted the potline curtailed during the financial crisis; we expect to return to full production during the third quarter.  At Grundartangi, the reinstallation of the damaged transformer has allowed us to return to full amperage.  We are moving forward on modest capital improvement programs at both plants.  Finally, we continue to expend significant time and effort in the complex processes required for the restart of major construction activity at Helguvik."

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

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Century Aluminum’s quarterly conference call is scheduled for 5:00 p.m. Eastern time today. To listen to the conference call and to view related presentation materials, go to www.centuryaluminum.com and click on the conference call link on the homepage.

Contacts:
Mike Dildine (media)	831-642-9364
Shelly Lair (investors)	831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, NBI hf.
Steingrimur Helgason, Director -- Corporate Finance, NBI hf.

Cautionary Statement
This press release and comments made by Century management on the quarterly conference call contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements.  Such risks and uncertainties may include, without limitation, declines in aluminum prices or increases in our operating costs; increasing inflation or other worsening of global financial and economic conditions; increases in global aluminum inventories and the addition of new or restarted global aluminum production capacity; additional delays in the completion of our Helguvik, Iceland smelter; our ability to successfully progress the potential restart of our Ravenswood smelter and implement growth programs at Grundartangi and Hawesville; and our ability to successfully implement measures to protect Century during economic down cycles. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended March 31,
	2011	2010
NET SALES:
Third-party customers	$188,312	$192,932
Related parties	138,025	92,457
	326,337	285,389

COST OF GOODS SOLD	284,021	251,413

GROSS PROFIT	42,316	33,976

OTHER OPERATING EXPENSES (INCOME) - NET	(5,884)	4,465
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,609	12,251

OPERATING INCOME	37,591	17,260

INTEREST EXPENSE – THIRD PARTY - Net	(6,622)	(6,297)
INTEREST INCOME – RELATED PARTY	113	109
NET LOSS ON FORWARD CONTRACTS	(4,809)	(1,972)
OTHER INCOME – Net	677	408

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	26,950	9,508

INCOME TAX EXPENSE	(3,123)	(4,281)

INCOME BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	23,827	5,227

EQUITY IN EARNINGS OF JOINT VENTURES	1,219	1,105

NET INCOME	$25,046	$6,332

Net Income Allocated to Common Shareholders	$23,005	$5,808

INCOME PER COMMON SHARE
Basic	$0.25	$0.06
Diluted	$0.25	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	92,965	92,550
Diluted	93,297	93,103

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$293,487	$304,296
Restricted cash	3,673	3,673
Accounts receivable – net	36,383	43,903
Due from affiliates	39,240	51,006
Inventories	163,971	155,908
Prepaid and other current assets	45,520	18,292
Total current assets	582,274	577,078
Property, plant and equipment – net	1,246,530	1,256,970
Due from affiliates – less current portion	7,172	6,054
Other assets	85,205	82,954
Total	$1,921,181	$1,923,056

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable, trade	$83,134	$88,004
Due to affiliates	42,660	45,381
Accrued and other current liabilities	46,535	41,495
Accrued employee benefits costs – current portion	15,985	26,682
Convertible senior notes	46,068	45,483
Industrial revenue bonds	7,815	7,815
Total current liabilities	242,197	254,860

Senior notes payable	248,765	248,530
Accrued pension benefits costs – less current portion	36,881	37,795
Accrued postretirement benefits costs - less current portion	103,712	103,744
Other liabilities	34,942	37,612
Deferred taxes	85,992	85,999
Total noncurrent liabilities	510,292	513,680

Shareholders’ Equity:
Series A preferred stock (one cent par value, 5,000,000 shares authorized; 81,255 and 82,515 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 93,094,226 and 92,771,864 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively)	931	928
Additional paid-in capital	2,504,391	2,503,907
Accumulated other comprehensive loss	(61,333)	(49,976)
Accumulated deficit	(1,275,298)	(1,300,344)
Total shareholders’ equity	1,168,692	1,154,516
Total	$1,921,181	$1,923,056

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three months ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,046	$6,332
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Unrealized net loss on forward contracts	4,715	1,853
Unrealized gain on contractual receivable	-	(88)
Realized benefit of contractual receivable	-	15,368
Accrued and other plant curtailment costs – net	(9,624)	(2,272)
Debt discount amortization	821	766
Depreciation	15,930	15,778
Lower of cost or market inventory adjustment	(139)	(57)
Deferred income taxes	-	4,319
Pension and other postretirement benefits	(11,064)	3,666
Stock-based compensation	488	1,284
Undistributed earnings of joint ventures	(1,219)	(1,105)
Change in operating assets and liabilities:
Accounts receivable – net	7,520	2,314
Due from affiliates	8,766	(20,760)
Inventories	(7,924)	(9,140)
Prepaid and other current assets	(29,901)	3,692
Accounts payable, trade	(4,730)	(2,223)
Due to affiliates	(2,722)	6,601
Accrued and other current liabilities	3,405	1,423
Other – net	(2,998)	(6,093)
Net cash provided by (used in) operating activities	(3,630)	21,658

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(3,128)	(972)
Nordural expansion	(4,051)	(4,678)
Investments in and advances to joint ventures	-	(10)
Restricted and other cash deposits	-	(493)
Net cash used in investing activities	(7,179)	(6,153)

CHANGE IN CASH AND CASH EQUIVALENTS	(10,809)	15,505

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	304,296	198,234

CASH AND CASH EQUIVALENTS, END OF PERIOD	$293,487	$213,739

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS – PRIMARY ALUMINUM

	Direct (1)			Toll
	Metric Tons	(000) Pounds	$/Pound	Metric Tons	(000) Pounds	(000) Revenue
2011
1st Quarter	80,479	177,426	$1.17	63,699	140,432	$117,658

2010
1st Quarter	76,653	168,990	$1.04	68,024	149,968	$109,659

(1)	Does not include Toll shipments from Nordural Grundartangi